Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Record Second Quarter 2008 Results

Twelfth Consecutive Quarter of Revenue Growth, and Non-GAAP EPS of $0.01

Orlando, Fla. – July 31, 2008 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the second quarter ended June 30, 2008.

Total revenue for the second quarter of 2008 was $18.1 million, a 46% year-over-year increase over the second quarter of 2007 and an 11% sequential increase over the first quarter of 2008. Revenue derived from sales of HomePlug-compatible ICs comprised 96% of total revenue for the second quarter of 2008 and grew to $17.5 million, a 51% year-over-year increase over the second quarter of 2007, and a 12% sequential increase over the first quarter of 2008.

Intellon reported gross margins of 43.2% for the second quarter of 2008 compared to 47.6% in the year ago quarter, and 45.0% in the first quarter of 2008. As anticipated, the Company’s gross margins declined year-over-year and sequentially primarily as a result of changes in customer and product mix.

In accordance with generally accepted accounting principles (GAAP), the Company reported a net loss of $0.2 million, or ($0.01) per share (basic and diluted), for the second quarter of 2008, compared to a net loss of $0.9 million, or ($0.03) per share (basic and diluted), in the first quarter of 2008.

Non-GAAP net income in the second quarter of 2008 was $0.2 million, or $0.01 per share (basic and diluted), compared to a non-GAAP net loss in the first quarter of 2008 of $0.6 million, or ($0.02) per share (basic and diluted).

A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided in a table following the condensed consolidated statements of operations.

“We achieved another quarter of solid financial performance, with record revenue, profitability on a non-GAAP basis and positive cash flow from operations,” said Charles E. Harris, Chairman and CEO of Intellon. “Sales of our HomePlug AV-based ICs led the quarter, with revenue from our AV ICs climbing 290% over the second quarter of 2007. Sales through our retail channel performed well again this quarter, in both the US and Europe, despite the current macroeconomic environment.”

Recent Business Highlights:

•	May 29, 2008: Intellon’s Technology, the Baseline for HomePlug1.0, Integrated into New TIA-1113 International Standard by Telecommunications Industry Association

•	June 2, 2008: Intellon To Demonstrate Over-the-Top Video Streaming Using HomePlug Powerline Communications in Taipei

•	July 24, 2008: Semiconductor Veteran, Walt Amaral, Joins Intellon Board of Directors

Conference Call

The Company will host a conference call to discuss its financial results and outlook today at 5:00 p.m. EST (2:00 p.m. PST). To participate on the live call, analysts and investors should dial 866-249-6463 or 303-205-0033 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the Company’s web site at www.intellon.com. An audio replay of the call will be available to investors through August 4, 2008 by dialing 800-405-2236 or 303-590-3000 and entering the passcode 11117210#.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, Ethernet-over-Coax (EoC), smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard. With nearly 20 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, any expectations regarding Intellon’s anticipated growth or business momentum based on past performance. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to manage its growth effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, or the loss, or reduction in orders from, any significant customers, could negatively impact its operating results; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenues or market share; the expense and uncertainty involved in customer deployments, economic and political conditions in Intellon’s markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-Q dated May 15, 2008, as filed with the Securities and Exchange Commission. Intellon’s results of operations for the quarter ended June 30, 2008 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

Intellon Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)
Revenue	$18,137	$12,382	$34,442	$22,081

Cost of revenue	10,310	6,486	19,280	11,985

Gross profit	7,827	5,896	15,162	10,096

Cost of operations:
Research and development	3,935	3,582	8,379	6,732
Sales and marketing	2,095	2,293	4,274	4,524
General and administrative	2,202	1,197	4,271	2,497

Operating loss	(405)	(1,176)	(1,762)	(3,657)

Other income (expense):
Interest income	252	267	695	578
Interest expense	—	(45)	—	(81)
Other	(32)	2	(63)	—

Total other income	220	224	632	497

Net loss before income tax expense	(185)	(952)	(1,130)	(3,160)
Income tax expense	(57)	—	(57)	—

Net loss	(242)	(952)	(1,187)	(3,160)
Preferred stock dividends/accretion of redeemable preferred stock	—	(1,744)	—	(3,470)

Net loss attributable to common shareholders	$(242)	$(2,696)	$(1,187)	$(6,630)

Net loss attributable to common shareholders per common share:
Basic and diluted	$(0.01)	$(1.26)	$(0.04)	$(3.12)

Weighted-average number of shares used in per share calculations:
Basic and diluted	30,878	2,140	30,761	2,125

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net income (loss), non-GAAP net income (loss) per share data, and non-GAAP shares used in the net income (loss) per share calculation.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s non-GAAP net income (loss), non-GAAP net income (loss) per share data, and non-GAAP shares used in the net income (loss) per share calculation exclude stock-based compensation expense, warrant expense, the accretion of redeemable preferred stock expense and reflect certain additional non-GAAP adjustments detailed in the footnotes to the following table. The Company believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
	(in thousands, except per share amounts)
Revenue	$18,137	$16,305	$12,382

GAAP net loss to common shareholders	$(242)	$(945)	$(2,696)
Non-GAAP adjustments:
Stock-based compensation:
Research and development	138	100	11
Sales and marketing	109	76	10
General and administrative	206	180	57

Total stock-based compensation	453	356	78
Warrant expense:
Sales and marketing	—	—	300

Total warrant expense	—	—	300

Preferred stock dividends/accretion of redeemable preferred stock	—	—	1,744

Total of non-GAAP adjustments	453	356	2,122

Non-GAAP net income (loss)	$211	$(589)	$(574)

Non-GAAP net income (loss) per share:
Basic	$0.01	$(0.02)	$(0.03)

Diluted	$0.01	$(0.02)	$(0.03)

Non-GAAP weighted average shares (a):
Basic	30,878	30,643	21,227

Diluted	31,368	30,643	21,227

(a)	Non-GAAP weighted average shares assumes the conversion of redeemable convertible preferred stock and associated dividends into common stock as of the first day of the second quarter 2007.

Intellon Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2008	December 31, 2007 *
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$58,959	$52,074
Accounts receivable	8,116	8,658
Inventories, net	7,486	7,749
Prepaid expenses	897	957
Other current assets	311	499

Total current assets	75,769	69,937
Property and equipment, net	1,992	1,728
Intangibles, net	2,156	1,756
Other assets	100	—

Total assets	$80,017	$73,421

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable	$8,220	$6,994
Accrued expenses	2,618	2,420

Total current liabilities	10,838	9,414
Shareholders’ equity	69,179	64,007

Total liabilities and shareholders’ equity	$80,017	$73,421

*	Information derived from the audited Consolidated Financial Statements